HyperFeed Technologies Reports Third Quarter 2005 Results

CHICAGO, November 7, 2005 — HyperFeed Technologies, Inc. (OTCBB: HYPR), a provider of ticker plant technologies, data distribution, smart order routing and managed data services to the financial community, today reported results for the third quarter ended September 30, 2005.

HyperFeed’s revenue for the quarter ended September 30, 2005 was $1.4 million, versus $2.1 million in the same quarter in 2004, representing a decrease of 31.8%. Revenue in second quarter 2004 included $1.3 million from Telerate, who terminated its contract in November 2004 as a result of its acquisition by Reuters. During the current quarter, HyperFeed entered into thirteen agreements, directly and through channel partners, that provide $2.9 million in total contract value, a 122.9% increase over the $1.3 million of revenue from agreements entered into in the third quarter 2004. HyperFeed expects to recognize $2.6 million of the current quarter contract value principally over the next two to three years.

Paul Pluschkell, President and CEO of HyperFeed, commented, “We posted the best quarter yet for customer gains giving HyperFeed a total of 41 customers, more than double the number in 2004. In addition, HyperFeed experienced a 26.1% quarter over quarter revenue growth for the three quarters of 2005.”

HyperFeed reported a net loss of ($2.6) million, or ($0.84) cents per share, for the quarter ended September 30, 2005, compared to a net loss of ($0.6) million, or ($0.22) cents per share for the same period in 2004. Loss from operations in the third quarter of 2005 was ($1.8) million, versus ($0.6) million in third quarter 2004.

Paul Pluschkell further commented, “As the only widely deployed data platform to support content from Bloomberg, Reuters, Telerate, Telekurs and Comstock, there has been encouraging global market interest for our newly acquired Market Data Platform and desktop application, known as HMDP and OCC. HyperFeed and its partners have a program to contract the existing 25,000 users onto HMDP and OCC. Our approach offers data agnostic software whereby clients and content providers have the same access to high level support, promoting an equal integration platform. Since acquiring the licenses in June of this year, this program is beginning to pay off as we have successfully signed a European distribution partner and contracted with a large market data provider to integrate their data feed with our Market Data platform.”

The Company borrowed the remaining $1.4 million of the $6.0 Convertible Note in October 2005. On November 1, 2005, PICO elected to convert the full amount borrowed and related accrued interest into 4,546,479 shares of the Company’s common stock at a conversion rate of $1.36 per share. As a result of the conversion, PICO owns 80.1% of the Company’s common stock.

About HyperFeed
HyperFeed Technologies, Inc. is a leading provider of enterprise-wide ticker plant and transaction technology software and services enabling financial institutions to process and use high performance exchange data. HyperFeed’s extreme low latency processing and data distribution combined with smart order routing for transactions provides institutions, exchanges, content providers, and value-added resellers with fast, flexible, and smart utilities to power their trading systems. HyperFeed’s HTPX platform includes HVAULT and HBOX ticker plant software products and managed services. Data Delivery Utility (DDU) is HyperFeed’s global, highly distributed, fully managed financial content distribution utility with extremely low latency and an end-to-end Service Level Agreement (SLA). A recent addition is HyperFeed’s dynamic Smart Order Routing utilities aimed at allowing firms to be REG-NMS compliant while offering price improvement in order execution. HMDP (HyperFeed Market Data Platform) is a market data distributor based on the TRS technology, and OCC (Open Collaborative Container) is the Active8 display container connecting to HyperFeed’s HMDP market data system. Two more Active8 and TRS products are MADgrid, HyperFeed’s market data distribution platform with the first on-demand virtual market data solution, and Dashboard, the easy-to-use interface for MADgrid. MADgrid, Dashboard, HMDP and OCC are not Reuters products or supported by Reuters. TRS, Active8 and Telerate are registered trademarks of Reuters.

Safe Harbor Disclosure
The statements made herein that are not historical in nature are intended to be and are identified as “forward looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, particularly in reference to statements regarding our expectations, plans and objectives. Forward-looking statements may be impacted by a number of factors, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Our filings with the Securities and Exchange Commission identify factors that could cause material differences. Among these factors are our ability to: i) successfully execute our new business model; ii) fund our business either through continuing operations or external financing; iii) successfully attract, retain and integrate key employees; iv) compete successfully against competitive products and services; v) deliver and maintain performance standards according to the terms and conditions of our customer contracts; vi) maintain relationships with key suppliers and providers of market data; vii) maintain our existing customer base while diversifying the Company’s presence in the financial institutional marketplace; viii) develop, complete and introduce new product and service initiatives in a timely manner and at competitive price and performance levels; ix) manage the timing of the development and introduction of new products or enhanced versions of existing products; x) gain the market’s acceptance of new products; and xi) respond to the effect of economic and business conditions generally. The Company cautions readers that forward-looking statements, including and without limitation, those relating to the Company’s future business prospects, revenues, working capital, liquidity, income and margin are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements due to any number of risk factors.

HYPERFEED TECHNOLOGIES, INC. AND SUBSIDIARY
Consolidated Balance Sheets (Unaudited)

	September 30,	December 31,
Assets	2005	2004
Current Assets
Cash and cash equivalents	$19,903	$193,702
Accounts receivable, less allowance for doubtful accounts of: 2005: $51,441; 2004:
$34,031	346,779	576,092
Notes receivable, less allowance for doubtful accounts of: 2005: $10,830; 2004: $60,830	90,493	93,798
Prepaid expenses and other current assets	248,829	125,890
Assets related to discontinued operations	55,593	72,270

Total Current Assets	761,597	1,061,752

Property and equipment
Computer equipment	1,414,485	1,627,021
Communication equipment	783,430	1,031,370
Furniture and fixtures	88,389	106,559
Leasehold improvements	9,260	531,809

	2,295,564	3,296,759
Less: Accumulated depreciation and amortization	(1,732,701)	(2,457,645)

Property and equipment, net	562,863	839,114
Intangible assets, net of accumulated amortization of: 2005: $392,083; 2004: $229,167	265,417	78,333
Licensed and developed software costs, net of accumulated amortization of:
2005: $2,355,842; 2004: $3,016,799	2,994,764	1,686,975
Deposits and other assets	47,124	46,472

Total Assets	$4,631,765	$3,712,646

Liabilities and Stockholders’ Equity
Current Liabilities
Convertible note payable to affiliate	$4,595,000	$—
Line of credit	500,000	465,000
Accounts payable	1,175,036	634,299
Accrued expenses	746,211	170,547
Accrued professional fees	145,500	158,225
Accrued compensation	98,935	77,763
Income taxes payable	27,270	27,270
Unearned revenue	217,139	268,042
Liabilities related to discontinued operations	228,928	849,172

Total Current Liabilities	7,734,019	2,650,318

Accrued expenses, less current portion	1,059,669	297,164

Total Noncurrent Liabilities	1,059,669	297,164

Total Liabilities	8,793,688	2,947,482

Stockholders’ Equity
Preferred stock, $.001 par value; authorized 5,000,000 shares; none issued and outstanding	—	—
Common stock, $.001 par value; authorized 50,000,000 shares; issued and outstanding 3,094,326 shares at September 30, 2005 and 3,064,493 shares at December 31, 2004	3,094	3,065
Additional paid-in capital	47,824,294	46,111,516
Accumulated deficit	(51,989,311)	(45,349,417)

Total Stockholders’ Equity	(4,161,923)	765,164

Total Liabilities and Stockholders’ Equity	$4,631,765	$3,712,646

HYPERFEED TECHNOLOGIES, INC. AND SUBSIDIARY
Consolidated Statements of Operations (Unaudited)

	For The Three Months Ended		For The Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Revenue
HyperFeed	$1,317,862	$1,953,808	$3,069,787	$3,820,986
HYPRWare	88,982	107,512	270,640	348,063

Total Revenue	1,406,844	2,061,320	3,340,427	4,169,049
Direct Costs of Revenue	440,053	372,017	1,002,050	1,293,482

Gross Margin	966,791	1,689,303	2,338,377	2,875,567

Operating Expenses
Sales and marketing	454,864	473,572	1,303,635	1,452,313
General and administrative	833,772	656,513	2,371,655	2,341,509
Research and development	462,713	378,357	1,194,118	1,121,883
Operations	841,444	528,858	1,886,692	1,809,538
Depreciation and amortization	179,739	253,256	588,595	668,564

Total Operating Expenses	2,772,532	2,290,556	7,344,695	7,393,807

Loss from Operations	(1,805,741)	(601,253)	(5,006,318)	(4,518,240)

Other Income (Expense)
Interest income	70	1,204	152	9,411
Interest expense	(923,634)	(790)	(1,716,811)	(1,057)

Other Income (Expense), Net	(923,564)	414	(1,716,659)	8,354

Loss from Continuing Operations Before Income Taxes	(2,729,305)	(600,839)	(6,722,977)	(4,509,886)
Income tax benefit (expense)	47,000	(23,000)	47,000	(17,000)

Loss from Continuing Operations	(2,682,305)	(623,839)	(6,675,977)	(4,526,886)
Discontinued Operations
Loss from discontinued operations	(2,268)	(62,181)	(41,917)	(422,703)
Income tax benefit from discontinued operations	1,000	23,000	1,000	161,000
Gain on disposition of discontinued operations	125,000	—	125,000	375,000
Income tax expense from gain on disposition of discontinued operations	(48,000)	—	(48,000)	(144,000)

Income (Loss) from Discontinued Operations	75,732	(39,181)	36,083	(30,703)

Net Loss	$(2,606,573)	$(663,020)	$(6,639,894)	$(4,557,589)

Basic and diluted net income (loss) per share:
Continuing operations	$(0.87)	$(0.21)	$(2.16)	$(1.48)
Discontinued operations	0.03	(0.01)	0.01	(0.01)

Basic and diluted net loss per share	$(0.84)	$(0.22)	$(2.15)	$(1.49)

Basic and diluted weighted-average common shares outstanding	3,090,900	3,061,733	3,086,584	3,057,858

HYPERFEED TECHNOLOGIES, INC. AND SUBSIDIARY
Consolidated Statements of Cash Flows (Unaudited)

	For The Nine Months Ended
	September 30,
	2005	2004
Cash Flows from Operating Activities:
Net loss	$(6,639,894)	$(4,557,589)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	588,595	668,564
Amortization of licensed and developed software costs	848,798	985,798
Provision for doubtful accounts	27,693	49,762
Gain on sale of equipment	—	(6,708)
Interest and other expense related to convertible note payable to affiliate	1,553,165	—
Changes in assets and liabilities, net of effects from dispositions:
Accounts receivable	201,620	(22,765)
Prepaid expenses and other current assets	29,069	(74,536)
Deposits and other assets	(652)	390
Accounts payable	540,737	130,720
Accrued expenses	346,616	(100,998)
Unearned revenue	(50,903)	337,712

Net cash used in continuing operations	(2,555,156)	(2,589,650)
Net cash used in discontinued operations	(603,567)	(955,019)

Net Cash Used In Operating Activities	(3,158,723)	(3,544,669)

Cash Flows from Investing Activities:
Purchase of property and equipment	(149,428)	(204,526)
Licensed and developed software costs capitalized	(1,156,587)	(955,330)
Proceeds from disposal of equipment	—	32,698
Purchase of intangible asset	(350,000)	(127,500)
Provision for doubtful notes receivable	—	10,830
Repayment of note receivable	3,305	33,336

Net Cash Used In Investing Activities	(1,652,710)	(1,210,492)

Cash Flows from Financing Activities:
Proceeds from issuance of common stock	7,634	38,212
Proceeds from convertible note payable to affiliate	4,595,000	—
Net borrowings under line of credit	35,000	195,000

Net Cash Provided By Financing Activities	4,637,634	233,212

Net decrease in cash and cash equivalents	(173,799)	(4,521,949)
Cash and cash equivalents:
Beginning of the period	193,702	4,668,038

End of the period	$19,903	$146,089

Supplemental disclosures of noncash operating activities:
Beneficial conversion feature and commitment fee related to convertible note payable to affiliate	$1,705,173	$—
Supplemental disclosures of noncash investing and financing activities:
Acquisition of licensed software utilizing long-term commitment	$1,000,000	$—